Sonos Reports Record Fiscal 2019 Financial Results
Demonstrates another year of strong revenue and adjusted EBITDA growth; further strengthens balance sheet
SANTA BARBARA, Calif.-- November 20, 2019 -- Sonos, Inc. (Nasdaq: SONO) has released its financial results for the fourth quarter and fiscal 2019 in a letter to shareholders available on the investor relations section of its website. To view the letter, please visit: https://investors.sonos.com/reports-and-filings/default.aspx
As previously announced, the company will host a live conference call and Q&A to discuss the results at 5:00 p.m. Eastern Time today. A webcast and replay of the conference call and Q&A will be accessible at: https://investors.sonos.com/news-and-events/default.aspx.
The conference call may also be accessed toll free by dialing (877) 683-0503, with conference ID 4369231. Participants outside the U.S. can access the call by dialing (647) 689-5442.
About Sonos
Sonos (Nasdaq: SONO) is one of the world’s leading sound experience brands. As the inventor of multi-room wireless home audio, Sonos innovation helps the world listen better by giving people access to the content they love and allowing them to control it however they choose. Known for delivering an unparalleled sound experience, thoughtful home design aesthetic, simplicity of use and an open platform, Sonos makes the breadth of audio content available to anyone. Sonos is headquartered in Santa Barbara, California. Learn more at www.sonos.com.

Investor Contact
Cammeron McLaughlin
IR@sonos.com

Media Contact
Tom Lodge
PR@sonos.com
Source: Sonos